Exhibit 99.1

News Release

Standard Pacific Corp. Reports 2013 First Quarter Results

Q1 2013 Pretax Income of $35.4 million, up 306% vs. Q1 2012
Q1 2013 Net New Order Value up 74% and Backlog Value up 117% vs. Q1 2012

IRVINE, CALIFORNIA, May 2, 2013.  Standard Pacific Corp. (NYSE: SPF) today announced results for the first quarter ended March 31, 2013.

2013 First Quarter Highlights and Comparisons to the 2012 First Quarter

•	Net income of $21.8 million, or $0.05 per diluted share, vs. $8.5 million, or $0.02 per diluted share
o	Pretax income of $35.4 million, vs. $8.7 million
•	Net new orders of 1,394, up 49%; Dollar value of net new orders up 74%
•	Backlog of 1,851 homes, up 90%; Dollar value of backlog up 117%
•	158 average active selling communities, flat compared to the prior year
•	Home sale revenues up 61%
o	Average selling price of $375 thousand, up 9%
o	947 new home deliveries, up 48%
•	Gross margin from home sales of 21.0%, compared to 20.3%
•	SG&A rate from home sales of 13.0%, a 410 basis point improvement
•	$118.7 million of land purchases and development costs, compared to $65.8 million
•	Adjusted Homebuilding EBITDA of $63.8 million*, or 17.8%* of homebuilding revenues, compared to $31.8 million*, or 14.2%* of homebuilding revenues
•	Homebuilding cash balance of $308 million

Scott Stowell, the Company’s Chief Executive Officer commented, “Reflecting the significant progress we’ve made as we continue to execute our strategy and the lift we’ve experienced from the current housing market recovery, the strong performance we demonstrated in 2012 has continued into 2013.”  Mr. Stowell added, “I am pleased with the strong start to the year and look forward to the remainder of 2013.”

Revenues from home sales for the 2013 first quarter increased 61%, to $355.1 million, as compared to the prior year period, resulting primarily from a 48% increase in new home deliveries and a 9% increase in the Company’s consolidated average home price to $375 thousand.  The increase in average home price was primarily attributable to our increasing focus on the move-up market segment and price increases within most of our markets.  The increase in new home deliveries was driven by a 70% year-over-year increase in the number of homes in beginning backlog expected to close during the quarter, partially offset by a decrease in specs sold and closed in the quarter.

Gross margin from home sales for the 2013 first quarter increased to 21.0% compared to 20.3% in the prior year period.  The 70 basis point year-over-year increase was primarily attributable to price increases, a mix shift to higher margin communities, and improved margins from speculative homes sold and delivered during the quarter.  Excluding previously capitalized interest costs, gross margin from home sales was 28.8%* for the 2013 first quarter versus 28.7%* for the 2012 first quarter.

The Company’s 2013 first quarter SG&A expenses (including Corporate G&A) were $46.3 million compared to $37.7 million, down 410 basis points as a percentage of home sale revenues to 13.0%, compared to 17.1% for the 2012 first quarter.  The improvement in the Company’s SG&A rate was primarily due to a 61% increase in revenues from home sales and reflects the operating leverage inherent in our business.

Net new orders for the 2013 first quarter increased 49% from the 2012 first quarter to 1,394 homes.  The  year-over-year growth is primarily attributable to a 49% increase in the Company’s monthly sales absorption rate to 2.9 per community for the 2013 first quarter, compared to 2.0 per community for the 2012 first quarter, and a 35% increase from 2.2 per community for the 2012 fourth quarter.

The dollar value of homes in backlog increased 117% to $719.7 million, or 1,851 homes, compared to $331.9 million, or 973 homes, for the 2012 first quarter, and increased 40% compared to $515.5 million, or 1,404 homes, for the 2012 fourth quarter.  The increase in year-over-year backlog value was driven primarily by a 49% increase in net new orders, a 14% increase in the average selling price of the homes in backlog and a shift to more to-be-built homes that have a longer construction cycle.  The gross margin of our homes in backlog was 23.1% at the end of the quarter as compared to 20.2% at the end of the first quarter of 2012.

The Company used $58.5 million of cash in operating activities for the 2013 first quarter versus $42.1 million in the 2012 first quarter.  During the 2013 first quarter, the Company spent $118.7 million on land purchases and development costs, compared to $65.8 million for the 2012 first quarter.  Excluding land purchases and development costs, cash inflows from operating activities for the 2013 first quarter were $60.2 million* versus $23.6 million* in the 2012 first quarter.  The year-over-year increase in cash inflows from operating activities (excluding land purchases and development costs) was primarily due to a 61% increase in home sale revenues.

The Company purchased $71.5 million of land (1,167 homesites) during the 2013 first quarter, of which 34% (based on homesites) was located in Florida, 31% in California and 26% in Texas, with the balance spread throughout the Company’s other operations.  As of March 31, 2013, the Company owned or controlled 32,123 homesites, of which 20,213 are owned and actively selling or under development, 6,434 are controlled or under option, and the remaining 5,476 homesites are held for future development or for sale.  The homesites owned that are actively selling or under development represent a 5.6 year supply based on the Company’s deliveries for the trailing twelve months ended March 31, 2013.

Scott Stowell, the Company’s Chief Executive Officer concluded, “I am pleased with our first quarter results and am excited about the strong spring selling season that has continued into the month of April.  In April, we recorded 527 net new orders, raising our April 30 ending backlog to 2,096 units (up 89% from last year) with an average selling price of $396 thousand and gross margin in backlog of 23.8%.”

Earnings Conference Call

A conference call to discuss the Company’s 2013 first quarter results will be held at 12:00 p.m. Eastern time May 3, 2013.  The call will be broadcast live over the Internet and can be accessed through the Company’s website at http://ir.standardpacifichomes.com.  The call will also be accessible via telephone by dialing (800) 390-5311 (domestic) or (719) 325-2316 (international); Passcode: 4768857. The audio transmission with the slide presentation will be available on our website for replay within 2 to 3 hours following the live broadcast, and can be accessed by dialing (888) 203-1112 (domestic) or (719) 457-0820 (international); Passcode: 4768857.

About Standard Pacific

Standard Pacific Homes (NYSE: SPF) has been building beautiful, high-quality homes and neighborhoods since its founding in Southern California in 1965.  With a trusted reputation for quality craftsmanship, an outstanding customer experience and exceptional architectural design, the Company utilizes its decades of land acquisition, development and homebuilding expertise to successfully navigate today’s complex landscape to acquire and build desirable communities in locations that meet the high expectations of the Company’s targeted move-up homebuyers.  Currently offering new homes in major metropolitan areas in Arizona, California, Colorado, Florida, North Carolina, South Carolina, and Texas, we invite you to learn more about us by visiting standardpacifichomes.com.

This news release contains forward-looking statements.  These statements include but are not limited to statements regarding new home orders, deliveries, backlog, absorption rates, average home price, revenue, profitability, cash flow, liquidity, gross margin, overhead expenses and other costs; community count; product mix; execution on our strategy; our future performance and the future condition of the economy and the housing market.  Forward-looking statements are based on our current expectations or beliefs regarding future events or circumstances, and you should not place undue reliance on these statements.  Such statements involve known and unknown risks, uncertainties, assumptions and other factors many of which are out of the Company’s control and difficult to forecast that may cause actual results to differ materially from those that may be described or implied.  Such factors include but are not limited to:  local and general economic and market conditions, including consumer confidence, employment rates, interest rates, the cost and availability of mortgage financing, and stock market, home and land valuations; the impact on economic conditions, terrorist attacks or the outbreak or escalation of armed conflict involving the United States; the cost and availability of suitable undeveloped land, building materials and labor; the cost and availability of construction financing and corporate debt and equity capital; our significant amount of debt and the impact of restrictive covenants in our debt agreements; our ability to repay our debt as it comes due; changes in our credit rating or outlook; the demand for and affordability of single-family homes; the supply of housing for sale; cancellations of purchase contracts by homebuyers; the cyclical and competitive nature of the Company’s business; governmental regulation, including the impact of "slow growth" or similar initiatives; delays in the land entitlement process, development, construction, or the opening of new home communities; adverse weather conditions and natural disasters; environmental matters; risks relating to the Company’s mortgage banking operations; future business decisions and the Company’s ability to successfully implement the Company’s operational and other strategies; litigation and warranty claims; and other risks discussed in the Company’s filings with the Securities and Exchange Commission, including in the Company’s Annual Report on Form 10-K for the year ended Dec. 31, 2012 and subsequent Quarterly Reports on Form 10-Q.  The Company assumes no, and hereby disclaims any, obligation to update any of the foregoing or any other forward-looking statements.  The Company nonetheless reserves the right to make such updates from time to time by press release, periodic report or other method of public disclosure without the need for specific reference to this press release.  No such update shall be deemed to indicate that other statements not addressed by such update remain correct or create an obligation to provide any other updates.

Contact:
Jeff McCall, EVP & CFO (949) 789-1655, jmccall@stanpac.com

*Please see “Reconciliation of Non-GAAP Financial Measures” beginning on page 10.

###

(Note: Tables Follow)

KEY STATISTICS AND FINANCIAL DATA1

	As of or For the Three Months Ended
	March 31,	March 31,	Percentage	December 31,	Percentage
	2013	2012	or % Change	2012	or % Change
Operating Data	(Dollars in thousands)

Deliveries	947	642	48%	973	(3%)
Average selling price	$375	$343	9%	$388	(3%)
Home sale revenues	$355,126	$220,317	61%	$377,674	(6%)
Gross margin % (including land sales)	20.8%	20.0%	0.8%	18.7%	2.1%
Gross margin % from home sales	21.0%	20.3%	0.7%	20.8%	0.2%
Gross margin % from home sales (excluding interest amortized
to cost of home sales)*	28.8%	28.7%	0.1%	28.9%	(0.1%)
Incentive and stock-based compensation expense	$4,848	$3,905	24%	$7,013	(31%)
Selling expenses	$18,444	$12,866	43%	$19,362	(5%)
G&A expenses (excluding incentive and stock-based
compensation expenses)	$23,002	$20,921	10%	$23,067	(0%)
SG&A expenses	$46,294	$37,692	23%	$49,442	(6%)
SG&A % from home sales	13.0%	17.1%	(4.1%)	13.1%	(0.1%)

Net new orders (homes)	1,394	934	49%	983	42%
Net new orders (dollar value)	$548,561	$315,946	74%	$385,461	42%
Average active selling communities	158	158	―	150	5%
Monthly sales absorption rate per community	2.9	2.0	49%	2.2	35%
Cancellation rate	10%	13%	(3%)	15%	(5%)
Gross cancellations	162	144	13%	178	(9%)
Cancellations from current quarter sales	86	79	9%	71	21%
Backlog (homes)	1,851	973	90%	1,404	32%
Backlog (dollar value)	$719,652	$331,884	117%	$515,469	40%

Cash flows (uses) from operating activities	$(58,461)	$(42,118)	(39%)	$(111,980)	48%
Cash flows (uses) from investing activities	$(1,601)	$(2,346)	32%	$(1,610)	1%
Cash flows (uses) from financing activities	$(180)	$6,607		$(19,311)	99%
Land purchases	$71,541	$33,986	111%	$204,796	(65%)
Adjusted Homebuilding EBITDA*	$63,823	$31,768	101%	$68,802	(7%)
Adjusted Homebuilding EBITDA Margin %*	17.8%	14.2%	3.6%	16.4%	1.4%
Homebuilding interest incurred	$35,027	$35,315	(1%)	$35,095	(0%)
Homebuilding interest capitalized to inventories owned	$34,201	$30,992	10%	$33,664	2%
Homebuilding interest capitalized to investments in JVs	$826	$1,793	(54%)	$851	(3%)
Interest amortized to cost of sales (incl. cost of land sales)	$27,885	$18,575	50%	$33,784	(17%)

	As of
	March 31,	December 31,	Percentage
	2013	2012	or % Change
Balance Sheet Data	(Dollars in thousands, except per share amounts)

Homebuilding cash (including restricted cash)	$308,029	$366,808	(16%)
Inventories owned	$2,049,702	$1,971,418	4%
Homesites owned and controlled	32,123	30,767	4%
Homes under construction	1,907	1,574	21%
Completed specs	200	215	(7%)
Deferred tax asset valuation allowance	$22,696	$22,696	―
Homebuilding debt	$1,535,570	$1,542,018	(0%)
Stockholders' equity	$1,287,207	$1,255,816	2%
Stockholders' equity per share (including if-converted
preferred stock)*	$3.55	$3.48	2%
Total consolidated debt to book capitalization	55.9%	56.5%	(0.6%)
Adjusted net homebuilding debt to total adjusted
book capitalization*	48.8%	48.3%	0.5%

1All statistical numbers exclude unconsolidated joint ventures unless noted otherwise.
*Please see “Reconciliation of Non-GAAP Financial Measures” beginning on page 10.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended March 31,
	2013	2012
	(Dollars in thousands, except per share amounts)
	(Unaudited)
Homebuilding:
Home sale revenues	$355,126	$220,317
Land sale revenues	2,595	3,385
Total revenues	357,721	223,702
Cost of home sales	(280,612)	(175,595)
Cost of land sales	(2,583)	(3,366)
Total cost of sales	(283,195)	(178,961)
Gross margin	74,526	44,741
Gross margin %	20.8%	20.0%
Selling, general and administrative expenses	(46,294)	(37,692)
Income (loss) from unconsolidated joint ventures	1,134	(1,522)
Interest expense	―	(2,530)
Other income (expense)	3,570	4,284
Homebuilding pretax income	32,936	7,281
Financial Services:
Revenues	5,677	3,626
Expenses	(3,322)	(2,260)
Other income	102	63
Financial services pretax income	2,457	1,429
Income before taxes	35,393	8,710
Provision for income taxes	(13,569)	(187)
Net income	21,824	8,523
Less: Net income allocated to preferred shareholder	(8,903)	(3,674)
Less: Net income allocated to unvested restricted stock	(22)	―
Net income available to common stockholders	$12,899	$4,849

Income Per Common Share:
Basic	$0.06	$0.02
Diluted	$0.05	$0.02

Weighted Average Common Shares Outstanding:
Basic	214,166,912	195,109,252
Diluted	252,947,416	199,873,977

Weighted average additional common shares outstanding
if preferred shares converted to common shares	147,812,786	147,812,786

Total weighted average diluted common shares outstanding
if preferred shares converted to common shares	400,760,202	347,686,763

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2013	2012
	(Dollars in thousands)
ASSETS	(Unaudited)
Homebuilding:
Cash and equivalents	$280,467	$339,908
Restricted cash	27,562	26,900
Trade and other receivables	19,640	10,724
Inventories:
Owned	2,049,702	1,971,418
Not owned	72,019	71,295
Investments in unconsolidated joint ventures	53,024	52,443
Deferred income taxes, net	441,344	455,372
Other assets	39,322	41,918
Total Homebuilding Assets	2,983,080	2,969,978
Financial Services:
Cash and equivalents	5,846	6,647
Restricted cash	2,420	2,420
Mortgage loans held for sale, net	119,246	119,549
Mortgage loans held for investment, net	9,716	9,923
Other assets	5,391	4,557
Total Financial Services Assets	142,619	143,096
Total Assets	$3,125,699	$3,113,074

LIABILITIES AND EQUITY
Homebuilding:
Accounts payable	$20,868	$22,446
Accrued liabilities	186,712	198,144
Secured project debt and other notes payable	4,423	11,516
Senior notes payable	1,531,147	1,530,502
Total Homebuilding Liabilities	1,743,150	1,762,608
Financial Services:
Accounts payable and other liabilities	2,066	2,491
Mortgage credit facilities	93,276	92,159
Total Financial Services Liabilities	95,342	94,650
Total Liabilities	1,838,492	1,857,258
Equity:
Stockholders' Equity:
Preferred stock, $0.01 par value; 10,000,000 shares
authorized; 450,829 shares issued and outstanding
at March 31, 2013 and December 31, 2012	5	5
Common stock, $0.01 par value; 600,000,000 shares
authorized; 215,210,139 and 213,245,488 shares
issued and outstanding at March 31, 2013 and
December 31, 2012, respectively	2,152	2,132
Additional paid-in capital	1,341,223	1,333,255
Accumulated deficit	(55,524)	(77,348)
Accumulated other comprehensive loss, net of tax	(649)	(2,228)
Total Equity	1,287,207	1,255,816
Total Liabilities and Equity	$3,125,699	$3,113,074

INVENTORIES

	March 31,	December 31,
	2013	2012
	(Dollars in thousands)
	(Unaudited)
Inventories Owned:
Land and land under development	$1,450,962	$1,444,161
Homes completed and under construction	495,110	427,196
Model homes	103,630	100,061
Total inventories owned	$2,049,702	$1,971,418

Inventories Owned by Segment:
California	$1,087,285	$1,086,159
Southwest	504,391	461,201
Southeast	458,026	424,058
Total inventories owned	$2,049,702	$1,971,418

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended March 31,
	2013	2012
	(Dollars in thousands)
	(Unaudited)
Cash Flows From Operating Activities:
Net income	$21,824	$8,523
Adjustments to reconcile net income to net cash
provided by (used in) operating activities:
Amortization of stock-based compensation	1,531	1,074
Deposit write-offs	―	133
Deferred income taxes	13,374	―
Other operating activities	1,412	2,128
Changes in cash and equivalents due to:
Trade and other receivables	(8,916)	(6,991)
Mortgage loans held for sale	140	8,533
Inventories - owned	(73,030)	(44,201)
Inventories - not owned	(4,940)	(2,627)
Other assets	1,829	1,028
Accounts payable	(1,578)	1,915
Accrued liabilities	(10,107)	(11,633)
Net cash provided by (used in) operating activities	(58,461)	(42,118)

Cash Flows From Investing Activities:
Investments in unconsolidated homebuilding joint ventures	(2,552)	(2,867)
Distributions of capital from unconsolidated joint ventures	1,320	989
Other investing activities	(369)	(468)
Net cash provided by (used in) investing activities	(1,601)	(2,346)

Cash Flows From Financing Activities:
Change in restricted cash	(662)	3,574
Principal payments on secured project debt and other notes payable	(7,093)	(466)
Net proceeds from (payments on) mortgage credit facilities	1,117	2,721
Proceeds from the exercise of stock options	6,458	778
Net cash provided by (used in) financing activities	(180)	6,607

Net increase (decrease) in cash and equivalents	(60,242)	(37,857)
Cash and equivalents at beginning of period	346,555	410,522
Cash and equivalents at end of period	$286,313	$372,665

Cash and equivalents at end of period	$286,313	$372,665
Homebuilding restricted cash at end of period	27,562	27,798
Financial services restricted cash at end of period	2,420	1,295
Cash and equivalents and restricted cash at end of period	$316,295	$401,758

REGIONAL OPERATING DATA

	Three Months Ended March 31,
	2013	2012	% Change
New homes delivered:
California	400	225	78%
Arizona	63	46	37%
Texas	133	124	7%
Colorado	43	24	79%
Nevada	―	3	(100%)
Florida	183	126	45%
Carolinas	125	94	33%
Consolidated total	947	642	48%
Unconsolidated joint ventures	14	4	250%
Total (including joint ventures)	961	646	49%

	Three Months Ended March 31,
	2013	2012	% Change
	(Dollars in thousands)
Average selling prices of homes delivered:
California	$492	$498	(1%)
Arizona	249	208	20%
Texas	348	298	17%
Colorado	400	377	6%
Nevada	―	190	―
Florida	259	246	5%
Carolinas	254	226	12%
Consolidated	375	343	9%
Unconsolidated joint ventures	510	460	11%
Total (including joint ventures)	$377	$344	10%

	Three Months Ended March 31,
	2013	2012	% Change
Net new orders:
California	482	327	47%
Arizona	75	83	(10%)
Texas	242	141	72%
Colorado	62	26	138%
Nevada	―	5	(100%)
Florida	293	186	58%
Carolinas	240	166	45%
Consolidated total	1,394	934	49%
Unconsolidated joint ventures	9	8	13%
Total (including joint ventures)	1,403	942	49%

	Three Months Ended March 31,
	2013	2012	% Change
Average number of selling communities during the period:
California	44	51	(14%)
Arizona	8	9	(11%)
Texas	29	19	53%
Colorado	7	6	17%
Nevada	―	1	(100%)
Florida	37	37	―
Carolinas	33	35	(6%)
Consolidated total	158	158	―
Unconsolidated joint ventures	―	3	(100%)
Total (including joint ventures)	158	161	(2%)

REGIONAL OPERATING DATA (Continued)

	At March 31,
	2013		2012		% Change
	Homes	Dollar Value	Homes	Dollar Value	Homes	Dollar Value
	(Dollars in thousands)
Backlog:
California	522	$284,034	276	$142,152	89%	100%
Arizona	89	24,886	94	18,384	(5%)	35%
Texas	313	126,276	166	53,438	89%	136%
Colorado	94	42,374	35	14,118	169%	200%
Nevada	―	―	5	953	(100%)	(100%)
Florida	476	134,880	222	57,632	114%	134%
Carolinas	357	107,202	175	45,207	104%	137%
Consolidated total	1,851	719,652	973	331,884	90%	117%
Unconsolidated joint ventures	7	3,241	7	3,304	―	(2%)
Total (including joint ventures)	1,858	$722,893	980	$335,188	90%	116%

	At March 31,
	2013	2012	% Change
Homesites owned and controlled:
California	10,407	9,031	15%
Arizona	1,902	1,826	4%
Texas	5,165	4,199	23%
Colorado	1,174	666	76%
Nevada	1,124	1,130	(1%)
Florida	8,445	6,276	35%
Carolinas	3,906	2,989	31%
Total (including joint ventures)	32,123	26,117	23%

Homesites owned	25,689	19,935	29%
Homesites optioned or subject to contract	5,837	4,960	18%
Joint venture homesites	597	1,222	(51%)
Total (including joint ventures)	32,123	26,117	23%

Homesites owned:
Raw lots	5,722	2,749	108%
Homesites under development	8,371	5,897	42%
Finished homesites	5,616	5,531	2%
Under construction or completed homes	2,583	1,872	38%
Held for sale	3,397	3,886	(13%)
Total	25,689	19,935	29%

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Each of the below measures are non-GAAP financial measures and other companies may calculate such non-GAAP measures differently.  Due to the significance of the GAAP components excluded, such measures should not be considered in isolation or as an alternative to operating performance measures prescribed by GAAP.

The table set forth below reconciles the Company's gross margin percentage from home sales to the gross margin percentage from home sales, excluding interest amortized to cost of home sales.  We believe these measures are useful to management and investors as they provide perspective on the underlying operating performance of the business excluding these charges and provide comparability with the Company’s peer group.

	Three Months Ended
	March 31, 2013	Gross Margin %	March 31, 2012	Gross Margin %	December 31, 2012	Gross Margin %
	(Dollars in thousands)

Home sale revenues	$355,126		$220,317		$377,674
Less: Cost of home sales	(280,612)		(175,595)		(299,105)
Gross margin from home sales	74,514	21.0%	44,722	20.3%	78,569	20.8%
Add: Capitalized interest included in cost
of home sales	27,696	7.8%	18,556	8.4%	30,592	8.1%
Gross margin from home sales, excluding
interest amortized to cost of home sales	$102,210	28.8%	$63,278	28.7%	$109,161	28.9%

The table set forth below reconciles the Company’s cash flows used in operations to cash inflows from operations excluding land purchases and development costs.  We believe this measure is useful to management and investors to provide perspective on underlying cash flow generation excluding swings related to the timing of land purchases and development costs.

	Three Months Ended
	March 31, 2013	March 31, 2012	December 31, 2012
	(Dollars in thousands)

Cash flows used in operations	$(58,461)	$(42,118)	$(111,980)
Add: Cash land purchases	71,541	33,986	204,796
Add: Land development costs	47,152	31,778	62,806
Cash inflows from operations (excluding land purchases and development costs)	$60,232	$23,646	$155,622

The table set forth below reconciles the Company’s total consolidated debt to adjusted net homebuilding debt and provides the Company’s total consolidated debt to book capitalization and adjusted net homebuilding debt to total adjusted book capitalization ratios.  We believe that the adjusted net homebuilding debt to total adjusted book capitalization ratio is useful to management and investors as a measure of the Company’s ability to obtain financing.  For purposes of the ratio of adjusted net homebuilding debt to total adjusted book capitalization, total adjusted book capitalization is adjusted net homebuilding debt plus stockholders’ equity.  Adjusted net homebuilding debt excludes indebtedness of the Company’s financial services subsidiary and additionally reflects the offset of cash and equivalents.

	March 31, 2013	December 31, 2012	March 31, 2012
	(Dollars in thousands)

Total consolidated debt	$1,628,846	$1,634,177	$1,375,609
Less:
Financial services indebtedness	(93,276)	(92,159)	(49,529)
Homebuilding cash	(308,029)	(366,808)	(394,368)
Adjusted net homebuilding debt	1,227,541	1,175,210	931,712
Stockholders' equity	1,287,207	1,255,816	637,912
Total adjusted book capitalization	$2,514,748	$2,431,026	$1,569,624
Total consolidated debt to book capitalization	55.9%	56.5%	68.3%
Adjusted net homebuilding debt to total adjusted book capitalization	48.8%	48.3%	59.4%

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (Continued)

The table set forth below calculates pro forma stockholders’ equity per common share.  The Company believes that the pro forma stockholders’ equity per common share information is useful to management and investors as a measure to determine the book value per common share after giving effect to the conversion of our outstanding preferred shares assuming full conversion to common stock.

	March 31,	December 31,
	2013	2012

Actual common shares outstanding	215,210,139	213,245,488
Add: Conversion of preferred shares to common shares	147,812,786	147,812,786
Pro forma common shares outstanding	363,022,925	361,058,274

Stockholders' equity (Dollars in thousands)	$1,287,207	$1,255,816
Divided by pro forma common shares outstanding	÷ 363,022,925	÷ 361,058,274
Pro forma stockholders' equity per common share	$3.55	$3.48

The table set forth below calculates EBITDA and Adjusted Homebuilding EBITDA.  Adjusted Homebuilding EBITDA means net income (loss) (plus cash distributions of income from unconsolidated joint ventures) before (a) income taxes, (b) homebuilding interest expense (c) expensing of previously capitalized interest included in cost of sales, (d) impairment charges and deposit write-offs, (e) (gain) loss on early extinguishment of debt (f) homebuilding depreciation and amortization, (g) amortization of stock-based compensation, (h) income (loss) from unconsolidated joint ventures and (i) income (loss) from financial services subsidiary.  Other companies may calculate Adjusted Homebuilding EBITDA (or similarly titled measures) differently.  We believe Adjusted Homebuilding EBITDA information is useful to management and investors as one measure of the Company’s ability to service debt and obtain financing.  Adjusted Homebuilding EBITDA is a non-GAAP financial measure and due to the significance of the GAAP components excluded, should not be considered in isolation or as an alternative to net income, cash flow from operations or any other operating or liquidity performance measure prescribed by GAAP.

	Three Months Ended			LTM Ended March 31,
	March 31, 2013	March 31, 2012	December 31, 2012	2013	2012
	(Dollars in thousands)

Net income	$21,824	$8,523	$486,925	$544,722	$6,903
Provision (benefit) for income taxes	13,569	187	(453,804)	(439,852)	31
Homebuilding interest amortized to cost of sales and interest expense	27,885	21,105	34,364	117,078	94,414
Homebuilding depreciation and amortization	628	590	617	2,410	2,571
Amortization of stock-based compensation	1,531	1,074	2,633	7,608	10,391
EBITDA	65,437	31,479	70,735	231,966	114,310
Add:
Cash distributions of income from unconsolidated joint ventures	1,875	―	2,625	5,785	―
Impairment charges and deposit write-offs	―	133	―	―	15,467
Less:
Income (loss) from unconsolidated joint ventures	1,134	(1,522)	617	566	(1,058)
Income from financial services subsidiary	2,355	1,366	3,941	11,227	4,230
Adjusted Homebuilding EBITDA	$63,823	$31,768	$68,802	$225,958	$126,605
Homebuilding revenues	$357,721	$223,702	$419,843	$1,370,977	$962,996
Adjusted Homebuilding EBITDA Margin %	17.8%	14.2%	16.4%	16.5%	13.1%

The table set forth below reconciles net cash provided by (used in) operating activities, calculated and presented in accordance with GAAP, to Adjusted Homebuilding EBITDA:

	Three Months Ended			LTM Ended March 31,
	March 31, 2013	March 31, 2012	December 31, 2012	2013	2012
	(Dollars in thousands)

Net cash provided by (used in) operating activities	$(58,461)	$(42,118)	$(111,980)	$(299,459)	$(254,581)
Add:
Provision for income taxes	195	187	196	774	31
Homebuilding interest amortized to cost of sales and interest expense	27,885	21,105	34,364	117,078	94,414
Less:
Income from financial services subsidiary	2,355	1,366	3,941	11,227	4,230
Depreciation and amortization from financial services subsidiary	28	16	32	120	284
Loss on disposal of property and equipment	15	―	22	52	177
Net changes in operating assets and liabilities:
Trade and other receivables	8,916	6,991	(12,944)	1,124	11,186
Mortgage loans held for sale	(140)	(8,533)	32,323	54,732	45,422
Inventories-owned	73,030	44,201	129,807	344,468	221,502
Inventories-not owned	4,940	2,627	20,861	33,864	19,544
Other assets	(1,829)	(1,028)	(1,696)	(3,419)	(4,100)
Accounts payable	1,578	(1,915)	(5,988)	(1,124)	(3,959)
Accrued liabilities	10,107	11,633	(12,146)	(10,681)	1,837
Adjusted Homebuilding EBITDA	$63,823	$31,768	$68,802	$225,958	$126,605